                                                                    EXHIBIT 23.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated May 12, 1999, which appears at page 67 of Form 10-K of Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P. for the year ended March 31, 1999, and to all references to our firm included in this Amendment No. 2 to Registration Statement on Form S-3.



                                                     ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 21, 1999